UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2012

Platinum Underwriters Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-0416483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-7195

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual General Meeting of Shareholders of Platinum Underwriters Holdings, Ltd. (the “Company”) held on April 24, 2012 (the “2012 AGM”), the Company’s shareholders (1) elected seven directors to the Company’s Board of Directors to serve until the 2013 Annual General Meeting of Shareholders of the Company; (2) voted to approve the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the 2012 AGM under the heading “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion; and (3) approved the nomination of KPMG, a Bermuda partnership, as the Company’s independent registered public accounting firm for the 2012 fiscal year. Set forth below are the voting results for these proposals:

1. To elect the following nominees to the Company’s Board of Directors:

	For	Withheld	Broker Non-Votes
Dan R. Carmichael	31,478,301	318,580	968,302
A. John Hass	31,379,223	417,658	968,302
Antony P. D. Lancaster	31,478,176	318,705	968,302
Edmund R. Megna	31,493,579	303,302	968,302
Michael D. Price	31,594,569	202,312	968,302
James P. Slattery	31,594,794	202,087	968,302
Christopher J. Steffen	31,264,850	532,031	968,302

2. To approve the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the 2012 AGM under the heading “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

For	Against	Abstain	Broker Non-Votes
30,439,807	902,559	454,515	968,302

3. To approve the nomination of KPMG, a Bermuda partnership, as the Company’s independent registered public accounting firm for the 2012 fiscal year.

For	Against	Abstain	Broker Non-Votes
32,743,913	462	20,808	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Platinum Underwriters Holdings, Ltd.

April 25, 2012	By:	/s/ Allan C. Decleir

Name: Allan C. Decleir
Title: Executive Vice President and Chief Financial Officer